Exhibit 99.1

August 11, 2016

FSP 303 East Wacker Drive Corp.

The Board of Directors of FSP 303 East Wacker Drive Corp. (the "Company") has declared a dividend in the amount of $316 per preferred share of stock, representing property operations for the quarter ended June 30, 2016. The dividend will be payable on August 12, 2016, and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 860,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property was approximately 66% leased at the end of the second quarter of 2016. During the quarter, the Company signed a new lease with C.C. Johnson & Malhotra for approximately 5,231 square feet, finalized an expansion with Stan Johnson Company for approximately 2,759 square feet and signed a new lease with Advance Illinois for approximately 5,577 square feet.

The recently added amenities to the Property have been very well received by both existing and prospective tenants. Management believes that the new amenities have boosted leasing activity at the Property from a much wider range of small and mid-sized companies. The new amenities include a conference center, Wi-Fi lounge and management office on the second floor (adjacent to the fitness center) and are now available to occupants of the Property. Management believes that these types of amenities will continue to be popular with prospective tenants and critical for office buildings to attract the significant number of technology companies seeking flexible and modern working spaces in an urban environment. In addition, Bake for Me, a café and bakery food service in the main lobby, which provides breakfast, coffee and lunch options from early morning to mid-afternoon has been warmly received by occupants and visitors.

The downtown office market (“central business district”) has witnessed meaningful net absorption since 2013, which has reduced the overall Chicago vacancy rate. According to CBRE, the office vacancy in downtown Chicago was approximately 11.7% as of June 30, 2016, decreasing from approximately 12.0%, 13.2% and 14.4% as of December 31, 2015, December 31, 2014 and December 31, 2013, respectively. Despite that overall trend downtown, office buildings in the East Loop, the Property’s specific submarket within the central business district, have not benefited from the same level of demand. As of June 30, 2016, the vacancy rate for Class “A” and Class “B” buildings in the East Loop was approximately 14.3% according to CBRE. In addition, during the past several years, a number of buildings in the East Loop have either undergone repositioning with significant capital improvement upgrades or have been sold. Management believes that many of the new owners have a relatively short-term hold strategy that employs an aggressive leasing approach, with extremely high concessions intended to attract large tenants in anticipation of a quick sale. As a result, competition for signing new tenants in the East Loop has become increasingly fierce.

401 Edgewater Place - Wakefield, MA 01880-6207 - 800-950-6288

FSPInvestments@franklinstreetproperties.com

Although the level of concessions required to attract and commit tenants has spiked to an all-time high, management is encouraged by the recent trend of rising rental rates in the East Loop which, in turn, could translate into a competitive advantage and increase the desirability of the Property.

Management continues to be very focused on leasing the Property’s remaining existing vacancy. Although plenty of work remains to completely stabilize the Property, we believe that the Company has sufficient capital to fund the estimated tenant improvement costs and leasing commissions that will be required. We expect a similar level of dividend distributions in future periods until occupancy levels at the Property more fully recover, and we have a better idea of the Property’s actual future capital and leasing needs. We cannot guarantee the future payment of dividends or the amount of any such dividends.

On July 25, 2016, the Company’s Board of Directors made the decision to try to sell the Property. After soliciting interest and input from commercial real estate brokers familiar with the Property and the local market, the Company has retained Holliday Fenoglio Fowler, L.P. to facilitate a potential sale of the Property. We believe that the opportunity to lease the remaining vacant space at the Property, together with an improving and active Chicago office building investment climate, are combining to create a potentially advantageous sales opportunity for the holders of the Company’s preferred stock.

Of course, any sale of the Property would be subject to a number of conditions, including a successful marketing of the Property, approval by the Company’s Board of Directors, review of a Proxy Statement by the U.S. Securities and Exchange Commission and approval by a majority of the holders of the Company’s preferred stock. At this time, we are not able to predict when or if that will occur.

It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has a large equity investment in the Company totaling $82,813,000, owning the same preferred shares as all other investors.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services; Lara Ryan, Investor Services Manager or Michelle Sullivan, Investor Services Specialist, with any questions you may have.

George J. Carter

Chief Executive Officer – FSP 303 East Wacker Drive Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%
2012				$24,416
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
9/30/2013	$0	$0	0.0%
12/31/2013	$0	$0	0.0%
2013				$24,416
3/31/2014	$0	$0	0.0%
6/30/2014	$0	$0	0.0%
9/30/2014	$0	$0	0.0%
12/31/2014	$0	$0	0.0%
2014				$24,416
3/31/2015	$0	$0	0.0%
6/30/2015	$0	$0	0.0%
9/30/2015	$0	$0	0.0%
12/31/2015	$0	$0	0.0%
2015				$24,416
3/31/2016	$316	$698,360	1.3%
6/30/2016	$316	$698,360	1.3%
2016				$25,048

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.